                                                                    EXHIBIT 10.8


                                   AGREEMENT
                                   ---------


           THIS AGREEMENT dated May 6, 1997, is made by and between Anderson-Tully Company, a Mississippi corporation (the "Company"), and Claude Tully Hall (the "Executive").

           WHEREAS, the Company considers it generally in its best interests and those of its shareholders to foster the continuous employment of key management personnel; and

           WHEREAS, the Company considers it appropriate that the interests of its key executives be aligned as closely as possible with those of its shareholders; and

           WHEREAS, the Salary and Benefits Committee (the "Committee") of the Board of Directors of the Company (the "Board") recognizes that when the possibility of a Change in Control (as defined in Section 10.2 hereof) exists, the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders, and the Committee recognizes that in such a case there is a special need to insure the attention of the Executive to any responsibilities that the Executive may have in connection with preparing for the Change in Control, without distraction; and

           WHEREAS, the Committee has determined that appropriate steps should be taken (a) to reinforce and encourage the continued attention and dedication of key members of the Company's management, including the Executive, to their assigned duties without distraction concerning the possibility of a Change in Control, (b) to secure the performance of such duties by managaement and the Executive in connection with the proposed Change in

Control as may be assigned to management and to the Executive, and (c) to compensate Executive for Executive's efforts in performing his duties to the Company and to recognize Executive's contributions to the appreciation of the value of the Company upon realization or recognition in connection with a Change in Control;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. Defined Terms.  The definitions of capitalized terms used in this
        -------------
Agreement are provided in Section 10 and elsewhere in this Agreement.

     2. Term of Agreement.  This Agreement shall commence on the date hereof and
        -----------------
shall remain in effect thereafter until April 30, 1999; provided, however, that
                                                        --------
the obligations of the Company and the Executive provided for herein arising out of a Change in Control effected prior to that date shall continue thereafter until the obligations of such parties have been performed in full; and provided
                                                                       --------
further that this Agreement may be terminated for Cause as set forth in Section
-------
3.3. This Agreement may be continued after April 30, 1999, by the mutual written agreement of the Company and the Executive executed before or after that date.

     3. Company's Basic Covenant Summarized; Limitation on Employment
        -------------------------------------------------------------
Commitment; Termination of this Agreement for Cause.
---------------------------------------------------

        3.1 Basic Covenant. In order to induce the Executive to remain in the
            --------------
employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under and subject to the terms and conditions set forth herein, that (a) upon a Change in Control during the term of this Agreement, certain benefits shall be paid to the extent set

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forth in Section 5 hereof, and (b) if the Executive is discharged or terminated without Cause in Anticipation of a Change of Control, the Company shall pay to the Executive the benefits and other payments provided for hereunder to the same extent as if the Executive had remained employed by the Company on the date of the Change in Control.

              3.2  Limitation; No Employment Commitment.  This Agreement is not
                   -------------------------------------
a commitment or agreement by the Company to employ the Executive. It does not, however, modify or change any other written agreement between the Company and the Executive providing for the Executive's employment, although it supersedes any agreement or purported agreement between the Company and the Executive with respect to the Executive's employment which is not evidenced by a writing signed on behalf of the Company by an authorized officer and by the Executive. Without limiting the generality of the foregoing, the Company, without obligation under this Agreement, may discharge the Executive at any time (subject in such case only to the Executive's rights under any other written agreement referred to above) with or without Cause, but subject to clause (b) of Section 3.1.

              3.3  Termination of this Agreement for Cause. This Agreement may
                   ---------------------------------------
be terminated at any time for Cause by the Board or the chief executive officer of the Company by a notice in writing, whether or not the Executive's employment is terminated in connection with such Cause; and upon such termination of this Agreement for Cause, this Agreement shall have no further force or effect and neither party shall have any rights under it.

              4.  The Executive's Employment Covenants. (a) The Executive agrees
                  ------------------------------------
that, subject to the terms and conditions of this Agreement, in the event of each and every Potential Change in Control, the Executive will remain in the employ of the Company until the earliest of (i) a date which is nine (9) months after the date of such Potential Change of Control; (ii) the date on which such Potential Change of Control shall cease to exist; or (iii) the date of a Change in Control. The agreement of Executive in this clause (a) of this Section 4 contained shall come into effect each time that there shall be a Potential Change in Control during the term hereof. The Executive is not obligated by this Agreement to remain employed by the Company at any time other than the times referred to in the first sentence of this clause (a) of this Section 4 and may, as far as this Agreement is concerned, terminate his employment at any time other than within the time periods referred to in such sentence. The only consequences of a violation by the Executive of the Agreement contained in the first sentence of this clause (a) of this Section 4 is the loss of entitlement to any and all benefits or other sums payable by the Company hereunder. Nothing in this Agreement contained affects the obligations of the Executive with respect to the Executive's employment by the Company under any other written agreement between the Company and the Executive.

       (b) The Executive agrees that if incident to a Change in Control a Person shall succeed to the Company, or a Person shall be merged into the Company, Executive will remain in the employ of the Company or such successor for a period of one year following the Change in Control, if so requested in writing by such successor prior to the Change in Control or by the Company immediately following the Change in Control; provided that, the Company or such successor shall: (i) during such year compensate Executive by way of base salary and other compensation arrangements and plans (apart from this Agreement or any agreement referred to in the final sentence of this clause (b) of this Section
4) at no less than the level prevailing at the Company immediately prior to the Change in Control; (ii) require of Executive only duties of commensurate responsibility to those which Executive had immediately prior to such Change in Control; and (iii) not require any change in the place of employment of Executive more than 25 miles from the place at which Executive was employed immediately prior to the Change of Control. This clause (b) of this
Section 4 shall not affect the payment or the time of payment of any sums payable under Sections 5, 6 or 8, and only remedy of the Company or such successor in the case of any breach of this clause (b) of this Section 4 by Executive shall be compensatory damages for loss of services, brought in an arbitration subject to Section 9.14. If Executive and the Company have, prior to the date of this Agreement, entered into another agreement providing for payments to Executive upon the termination of Executive's employment, for the purposes of such agreement the employment of Executive shall have deemed to have been terminated by the Company without cause upon the Change in Control, regardless of whether the Company or its successor exercises its option to continue Executive's employment under this clause (b) of this Section 4.

     5. Payment in the Event of a Change in Control.
        -------------------------------------------

          5.1 Basic Calculation. Upon the occurrence of a Change in Control, the
              -----------------
Executive, if then employed by the Company or if Terminated by the Company without Cause in Anticipation of the Change of Control in question, shall receive in cash the amount computed under the following table:

TOTAL SHAREHOLDER                                 PORTION OF TOTAL SHAREHOLDER
CONSIDERATION PAID IN                             CONSIDERATION PAID
RESPECT OF THE CHANGE                             TO BE PAID TO EXECUTIVE
IN CONTROL                                        --------------------------
-----------------


If not in excess of                               0.05%
$60,000,000


If in excess of $60,000,000                       $30,000, plus 0.08% of the
but not in excess of                              excess over $60,000,000
$120,000,000


If in excess of $120,000,000                      $78,000, plus 0.1% of the
but not in excess of                              excess over $120,000,000
$180,000,000


If in excess of $180,000,000                      $138,000, plus 0.15% of the
but not in excess of                              excess over $180,000,000
$240,000,000


If in excess of $240,000,000                      $228,000, plus 0.2% of the
                                                  excess over $240,000,000


                   5.2 Payment. The Company shall, within three (3) days
                       -------
     following the Change in Control, pay any amount calculated under Section
     5.1 and under Section 6 to Executive, subject to Section 7.

                   5.3 Limitation. In no case shall more than one Change in
                       ----------
     Control be taken into account under this Section 5, and following a Change in Control, there shall be no liability of the Company or any of its successors for the making of any payment under this Section 5 in respect of any subsequent Change in Control; and upon such first Change of Control the obligations of payment and employment provided for by Sections 3, 4, 5 and 6 hereof shall cease and have no further effect, but the obligations of the Company and the Executive under any other agreement of employment shall remain in full force and effect subject to their terms, unless by their terms they terminate upon such Change in Control, and in any case subject to any other applicable provision for their termination.

          6. Gross-Up Payment. (a) In the event that the Executive becomes
             ----------------
entitled to any payments under Section 5 or Section 8 of this Agreement, or under any other agreement, plan or arrangement for the making of payments to the Executive upon a Change in Control or upon the termination of employment caused by, subsequent to, or otherwise with respect to a Change in Control (together, the "Total Benefits"), and in the event that any of the Total Benefits will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Benefits and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 6, shall be equal to the Total Benefits. If no payment is due Executive upon a Change of Control under Section 5 of this Agreement, no payment shall be made under this Section 6.

             (b) For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other agreement, plan or arrangement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel ("Tax Counsel") selected by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the Base Amount, or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of Tax Counsel are not parachute payments, or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payments or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G9d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive).

              (c) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.

                   (d) If Executive is entitled to any other payments or benefits in connection with a Change in Control or the termination of Executive's employment, as referred to in clause (b) of this Section 6, otherwise than those payable under this Agreement (collectively, "Other Arrangements"), and if any of those Other Arrangements are subject to a limitation designed to prevent payments under them from being "parachute payments" or "excess parachute payments" within the meaning of the provisions of the Code referred to in clause (b) of this Section 6 through an express reference to such limitations in the Code, then, if any amount is payable to Executive under Section 5 of this Agreement, such limitations shall no longer be deemed to be effective for any purpose of those Other Arrangements or in making calculations under this Section 6.

              7.  Timing of Section 6 Payments. The payments provided for in
                  ----------------------------
     Section 6 shall be made not later than the third (3rd) day following the Change in Control, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code from the third (3rd) day following the Change of Control to the payment of such remainder) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Change in Control. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with the interest at the rate provided in Section 1274(b)(2)(B) of the Code from the third (3rd) day following the Change in Control to the date of repayment of such excess).

     8. REIMBURSEMENT OF CERTAIN LEGAL COSTS. The Company shall pay to the
        ------------------------------------
Executive all reasonable actual legal fees and expenses incurred by the Executive as a result of a Change in Control which entitles the Executive to any payments under this Agreement relating to such entitlement including without limitation all such fees and expenses, if any, incurred (a) in seeking in good faith to obtain or enforce (subject to Section 9.14) any right or benefit provided by this Agreement or (b) in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five
(5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         9. Miscellaneous.
            -------------

               9.1  No Mitigation.  The Company agrees that in the case of a
                    -------------
Termination without Cause of the Executive in Anticipation of a Change in Control, the Executive will not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for under this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or by offset against any amount claimed to be owed by the Executive to the Company (including, without limitation, any claim by the Company or a successor to the Company for breach of the agreement contained in clause (b) of Section 4), except such amount as may be evidenced by promissory notes or similar obligations executed by the Executive.

               9.2  Successors.  In addition to any obligations imposed by law
                    ----------
upon any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and /or assets of the Company expressly to assume and agree, in an instrument in writing, to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place, subject, however, to Section 5.3 hereof. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall deemed to be a breach of this Agreement in which the successor shall be deemed to have participated.

               9.3  Incompetency.  Any benefit payable to or for the benefit of
                    ------------
the Executive, if legally incompetent or incapable of giving a receipt therefor, shall be deemed paid when paid to the Executive's guardian or to the party providing or reasonably appearing to the Company to be providing for the care of such person, and such payment shall fully discharge the Company.

              9.4  Death.  This Agreement shall inure to the benefit of and be
                   -----
enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount is payable to the Executive hereunder (other than obligations which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate. If the Executive shall die after a Potential Change in Control shall have occurred and a Related Change of Control thereafter occurs, the Executive shall be deemed for the purposes of Sections 5 and 6 hereof to have been employed by the Company upon the date of the Change in Control, and the same shall be the case in the event the Executive shall have been Terminated following a Potential Change of Control without Cause in Anticipation of a Change in Control and shall have died prior to the Related Change in Control. In no other case shall an Executive who is dead upon the date of a Change in Control receive any payments under this Agreement.

              9.5  Notices.  For the purpose of this Agreement, notices and all
                   -------
other communications required or permitted in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                            To the Company:

                            Anderson-Tully Company
                            1242 North Second Street
                            Memphis, Tennessee  38107

                            Attention:  President

                            To the Executive:

                            Claude Tully Hall
                            1242 North Second Street
                            Memphis, Tennessee  38107

               9.6  Modification, Waiver.  No provision of this Agreement may be
                    --------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and on behalf of the Company by such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

               9.7  Entire Agreement.  No agreements or representations, oral or
                    ----------------
otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

               9.8  GOVERNING LAW.  THE VALIDITY, INTERPRETATION, CONSTRUCTION
                    -------------
AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSISSIPPI WITHOUT REFERENCE TO ANY CONFLICT-OF-LAWS PRINCIPLES.

               9.9  Statutory Changes.  All references to sections of the
                    -----------------
Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

               9.10  Withholding.  Any payments provided for hereunder shall be
                     -----------
subject to any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

               9.11  Validity.  The invalidity or unenforceability or any
                     --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               9.12  No Right to Continued Employment.  Nothing in this
                     --------------------------------
Agreement shall be deemed to give any Executive the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge the Executive at any time and for any lawful reason, subject in all cases only to the express terms of this Agreement.

               9.13  No Assignment of Benefits.  Except as otherwise provided
                     -------------------------
herein or by law, no right or interest of any Executive under the Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment or pledge, or in any other manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Executive under this Agreement shall be liable for, or subject to, any obligation or liability of such Executive.

               9.14  ARBITRATION.  NO SUIT SHALL BE BROUGHT IN ANY COURT FOR THE
                     -----------
PAYMENT OF ANY SUM PAYABLE UNDER THIS AGREEMENT, OR IN ANY WAY ARISING UNDER THIS AGREEMENT, AND NO SUIT SHALL BE BROUGHT IN ANY COURT TOUCHING OR

CONCERNING THIS AGREEMENT OR ITS SUBJECT MATTER WHETHER OR NOT FOR THE PAYMENT OF MONEY, EXCEPT A SUIT TO REQUIRE THE MAKING OF THE ARBITRATION CONTEMPLATED BY THE ARBITRATION PROTOCOL ATTACHED HERETO AS ATTACHMENT A OR TO OBTAIN A JUDGMENT UPON ANY SUCH AWARD MADE IN SUCH ARBITRATION, OR TO ENFORCE ANY SUCH JUDGMENT; BUT WITH SUCH EXCEPTIONS, ANY SUCH MATTER OR DISPUTE SHALL BE SUBMITTED TO ARBITRATION UNDER SUCH ARBITRATION PROTOCOL.

               9.15  Reduction of Benefits By Legally Required Benefits.
                     --------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, if the Company is obligated by law (other than under this Agreement or other written contract) to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any amounts payable under Section 5 hereof shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any pay received during any Notice Period.

               9.16  Headings; Sections.  The headings and captions herein are
                     ------------------
provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement. References to "Sections" herein, other than to the Code or the Exchange Act, are references to the Sections of this Agreement.

               10.  Definitions.
                    -----------
                     10.1  "Business Combination" has the meaning set forth in
                            --------------------
Section 10.3(b).

                 10.2  "Cause" means:
                        -----

                       (a) The willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the chief executive officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

                       (b) The willful engaging by the Executive in illegal conduct or gross misconduct which is materially injurious to the Company; or

                       (c) The initiation by the Executive of discussions or negotiations with any Person who would be involved in effecting a Change of Control concerning a Potential Change of Control or Change of Control (whether with that Person or any other Person), or the participation by the Executive in any discussions or negotiations whatsoever with any Person who would be involved in effecting a Change in Control concerning a Potential Change of Control or Change of Control, unless such discussions or negotiations have been expressly approved in writing by the Board or by the chief executive officer of the Company; or

                       (d) The disclosure at any time prior to a Change in Control by the Executive to any Person (except as provided for by law, or to the auditors of the Company in connection with the making of their audit) of this Agreement or any similar agreement or of the material terms hereof or thereof, without the written approval of the Board or the chief executive officer of the Company, except in connection with any enforcement of this Agreement.

               10.3  A "Change in Control" means:
                        -----------------
                     (a) The acquisition or holding by any Person of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the Company is then subject to such Section 13(d) of 50% or more of the shares of common stock of the Company, other than by any such Person who on November 15, 1996, had beneficial ownership (within the meaning aforesaid) of 25% of the shares of common stock of the Company;

                     (b) The consummation of any merger, reorganization, recapitalization, consolidation or other form of business combination (a "Business Combination") if, following consummation of such Business Combination, the Persons who were stockholders of the Company immediately prior to the consummation of such Business Combination are not, as a result of such Business Combination and of such stockholding in the Company, the owners of more than 50% of the total voting power of all outstanding voting securities of the surviving entity or entities;

                     (c) The consummation of any sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation (or other business entity) of which the Persons who were stockholders of the Company immediately prior to such sale or disposition own as a result of such stockholdings in the Company pro rata to such stockholdings, more than 50% of the total voting power of all outstanding voting securities of such corporation (or other business entity), or

                     (d) The approval by shareholders of a liquidation or dissolution of the Company otherwise than in connection with such a sale or other disposition.

          10.4  "Code" means the Internal Revenue Code of 1986, as amended
                 ----
from time to time.

          10.5  "Company" means Anderson-Tully Company, a Mississippi
                 -------
corporation. If the Executive becomes employed by a subsidiary or affiliate of the Company, the "Company" shall be deemed to refer to the subsidiary (or affiliate) thereof by which the Executive is employed, except for the purposes of Section 9.3. In such case, references to payments, benefits, privileges or other rights to be accorded by the "Company" shall be deemed to refer to such payments, benefits, privileges or other rights to be provided by the subsidiary or affiliate by which the Executive is employed or to Anderson-Tully Company, as the case may be, to correspond to the corporate entity obligated to make payments or provide benefits, privileges or other rights pursuant to employee benefit plans affected by the provisions hereof, and in the absence of any such existing plans or provisions, such reference shall be deemed to be to Anderson-Tully Company. As used in this Section 10.5, a "subsidiary" is any corporation or limited liability company 50% or more whose common stock or ownership interests or voting securities or interests are owned by the Company, either directly or through one or more subsidiaries, and an "affiliate" of the Company is any entity other than a subsidiary which is otherwise controlled by the Company, including, without limitation, any limited partnership in which the Company and/or one or more of its subsidiaries is or are the only general partner or general partners or in which the Company or one of its subsidiaries is the managing general partner.

          10.6  "Exchange Act" means the Securities Exchange Act of 1934,
                 ------------
as amended from time to time.

                      10.7 "Excise Tax"  means any excise tax imposed under
                            ----------
     Section 4999 of the code.

                      10.8  "Person" shall have the meaning given in Section
                             ------
     3(a)(9) of the Exchange Act, as modified and used in Section 13(d)(3) thereof.


                      10.9  A "Potential Change in Control"  means, and shall
                               ---------------------------
     commence upon the occurrence of, any of the following:

                            (a) The Company, beneficial owners of 50% or more of the Company's common stock or any Person acting or purporting to act on their behalf, make or makes a public announcement that if (or they) (i) intends to take,(ii) is taking or (iii) has taken actions which would lead to a Change in Control (a "public announcement" being defined for this purpose as any statement quoted or otherwise reported in any print, broadcast, wire service or other means of publication available to the public in the locality in which the principal executive offices of the Company are located;)

                            (b)   The Company enters into any contract,
     agreement or other arrangement with any Person which would lead to a Change in Control; or

                            (c)   The Board of the Company approves a
     transaction described in clause (b) or (c) of the definition of Change in Control contained in Section 10.3 hereof.

              A Potential Change of Control shall terminate when any such announcement referred to in clause (a) is rescinded, any such contract, agreement or other arrangement referred to in clause 9b) is terminated, or any such transaction is abandoned.

              A "Change in Control" is Related to" a "Potential Change in Control" when the Change in Control involves (apart from the Company) the same Person

(or any Person controlled by, controlling, or under common control with the same Person) as that involved in the Potential Change of Control.

     10.10 A "Termination in Anticipation of a Change in Control" means a
              --------------------------------------------------
termination of the employment of Executive by the Company during a Potential Change of Control if there shall subsequently be a Change of Control within the term of this Agreement that is Related to such Potential Change of Control.

     10.11 "Total Shareholder Consideration Paid" means:
            ------------------------------------

           (a) In the case of a Business Combination, the Value of the total consideration paid to or received by the shareholders of the Company (assuming that no shareholders dissent and seek any available appraisal remedy for their shares), except that if the Business Combination takes the form of a sale or other disposition of assets, it shall be subject to clause (b) below.

           (b) In the case of a sale of all or substantially all of the Company's assets for securities or cash or other property, whether or not constituting a Business Combination, the Value of the consideration paid for such sale or disposition, less any liabilities of the Company not assumed by the Person to which such sale or disposition is made, plus the Value of any assets not sold or disposed of by the Company;

           (c) In the case of a liquidation or dissolution of the Company otherwise than in connection with the sale of all or substantially all of the assets of the Company, the Value of the assets of the Company less the liabilities of the Company; and

           (d) In the case of a Change of Control as defined in clause (a) of
Section 10.3, the highest price per share of the Company's Common Stock paid by the Person acquiring or holding such 50% or more of the shares of

Common Stock of the Company in the period of 12 months next preceding the date upon which such Person first became the beneficial owner of such 50% or more of the Common Stock of the Company, times the total number of shares of Common Stock of the Company outstanding at such time.

            In the case of any Change in Control falling within clauses (b) or
(c) of the definition thereof in Section 10.3, at a time when the Company or any subsidiary of the Company is general partner of Anderson-Tully Veneers, L.P., a Mississippi limited partnership ("Veneers"), and when the partnership interests in Veneers are transferable only in tandem with shares of the Company's Common Stock, and in connection with such Change of Control the Person succeeding to the business of the Company, or a Person affiliated with such Person, succeeds to the business, assets or partnership interests in Veneers, any consideration paid to or received by the shareholders of the Company in their capacities as limited partners or assignees of partnership interests in Veneers shall also be taken into account, without duplication, as part of "Total Shareholder Consideration Paid."

          10.12  "Value" means, in the case of cash or evidences of
                  -----
indebtedness, the face or principal amount of such cash or evidence of indebtedness; in the case of stocks or other securities (other than nonconvertible evidences of indebtedness) traded on a national securities exchange or upon a nationally-recognized automated quotation system, the average of the reported closing sales prices in consolidated trading, or, if sales prices are not reported, the mean of the reported closing bid and asked prices, in each case for the five days on which trading of stocks on the New York Stock Exchange takes place next preceding the date of the determination and as reported in the Wall Street Journal or, if the Wall Street Journal be not published, another newspaper chosen by the Board publishing market quotations; and in the case of a securities not so listed or so traded and any other property or asset, its fair market value as determined in good faith by the Board.

                        IN WITNESS WHEREOF, the Company has caused this
              Agreement to be executed by its officer, thereunto duly authorized, and Executive has executed this Agreement, all as of the day and year first above written.

                                                ANDERSON-TULLY COMPANY



                                                By  /s/ Parnell S. Lewis Jr.
                                                  --------------------------
                                                  Name:
                                                  Title:  President



                                                  /s/ Claude Tully Hall
                                                  ------------------------
                                                  Claude Tully Hall

                                                                    Attachment A



                             ARBITRATION PROTOCOL
                             --------------------


     This is the "Arbitration Protocol" referred to in Section 9.14 of the Agreement ("Agreement") between Anderson-Tully Company and Claude Tully Hall (the "Executive"), dated May 6, 1997.

     1. REQUIREMENT OF ARBITRATION. No dispute concerning or relating to the
        --------------------------
construction or enforcement of the Agreement, relating to the entitlement to or quantum of any payment hereunder, or in any way touching or concerning the subject matter of this Agreement shall be the subject of any complaint, civil action or other proceeding in court (except to require the arbitration provided for in this Arbitration Protocol or to enforce its award or a judgment entered on such award), but all such disputes shall be submitted to arbitration, in accordance with this Arbitration Protocol.

     2. DEFINITIONS. Terms defined in Section 10 or elsewhere in the Agreement
        -----------
are used herein in their defined senses. The term "Parties" refers to the Company and the Executive or any other claimant or claimants or respondent or respondents in a Dispute. Other terms are defined in the remaining sections of this Arbitration Protocol.

     3. DEMAND TO ARBITRATE. If the Parties do not resolve any Dispute by
        -------------------
agreement any Party may give the other Parties written notice of its intention to arbitrate the Dispute and a demand for arbitration (a "Demand Notice"). If a Party gives a Demand Notice, such Dispute shall be determined and settled by arbitration conducted in accordance with this Arbitration Protocol. Such Demand Notice shall be given within a reasonable time after the Dispute has arisen;

provided, however, that in no event shall such Demand Notice be given after the
--------  -------
date upon which any legal or equitable proceeding with respect thereto would be barred by any applicable statute of limitations.

          4. PROCEDURE
             ---------

          (a) Within twenty (20) days after delivery of the Demand Notice, each Party shall deliver to the other(s) a list of acceptable arbitrators who are not affiliated with, or have substantial business or personal relations with, any Party. Thereafter, the Parties who have submitted such lists shall attempt to agree upon selection of a single arbitrator from such lists. If the Parties are unable to agree within twenty (20) additional days after the exchange of such lists, any Party may apply to the American Arbitration Association ("AAA") for the appointment of a single arbitrator in accordance with the procedures therefor contained in Section 13 of the Commercial Arbitration Rules of the AAA as in effect on November 1, 1993. All arbitrations conducted under this Arbitration Protocol shall be before a single arbitrator. (The arbitrator so selected is referred to in this Arbitration Protocol as the "Arbitrator" or "Arbitrators"). Notwithstanding the foregoing, if only one Party (or Arbitrator) shall deliver a list of acceptable arbitrators in accordance with this paragraph (a), then that Party (or Arbitrator) may select an Arbitrator from its list to arbitrate the Dispute.

          (b) Every Dispute submitted to arbitration pursuant to this Protocol shall be resolved in a single hearing (or such limited number of hearings as the Arbitrator reasonably deems necessary), such single hearing (or first hearing) to be held as soon as possible upon ten (10) days' written notice from the Arbitrator but in no event later than thirty (30) days after completion of such discovery by the parties as the Arbitrator may permit, which discovery shall, absent good reason to the contrary, (i) be as permitted by the Federal Rules of Civil

Procedure then in effect, but (ii) without discovery from non-Parties. The hearing shall be held in Memphis, Tennessee, in accordance with the procedures of the Commercial Arbitration Rules of the AAA and the provisions of this Arbitration Protocol. If the Arbitrator is chosen by the AAA, or if any Party shall by notice in writing demand that the arbitration shall be administered by the AAA, the arbitration shall be administered by the AAA under the Commercial Arbitration Rules of the AAA. In any case, whether or not administered by the AAA, such Commercial Arbitration Rules and this Arbitration Protocol shall govern the procedure in such arbitration, and shall apply to the making of the award in the arbitration and to the determination of any question, matter or issue that may arise in connection with the arbitration, and such award and any such determination shall be made by the Arbitrator. Such award (or other determination) of the Arbitrator shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction. In the case of a conflict between this Arbitration Protocol and the Commercial Arbitration Rules of the AAA, this Arbitration Protocol shall govern.

          5. CONFIDENTIALITY. The arbitration shall be closed to the public and
             ---------------
only the Arbitrator, his, her or their support staff, the Parties, and counsel for the Parties (apart from witnesses when actually giving testimony) shall be permitted to attend the arbitration proceedings, and the arbitration, the evidence introduced at it, and the award shall be kept confidential, except to the extent necessary to enforce the award or any other determination of the Arbitrator or as required in connection with the proceedings for such enforcement.

          6. FEES. The Arbitrator shall be paid a reasonable fee for his or her
             ----
services, and, if the arbitration is conducted under the administration of the AAA, the administrative charges and fees of the AAA shall be paid, and shall constitute costs. After the conduct of any arbitration, the Arbitrator shall determine what amount of any such administrative charges and fees, Arbitrator's fees, and related expenses of such arbitration each Party shall bear. If the Arbitrator fails so to determine, the Parties shall each pay an equal share of such charges and expenses. Subject to the provisions of Section 9 of the Agreement, which the Arbitrator shall have jurisdiction to interpret, apply and enforce, each Party shall pay its own legal fees incurred in connection with any arbitration subject to Section 9.14 of the Agreement.

     7. MODIFICATIONS. Modifications of the procedures provided for in this
        -------------
Arbitration Protocol may be made as to any arbitration through an instrument in writing signed by the Parties to such arbitration.

                      SUPPLEMENTAL AND AMENDING AGREEMENT
                      -----------------------------------



       THIS SUPPLEMENTAL AND AMENDING AGREEMENT, dated as of December 31, 1997, is made by and between Anderson-Tully Company, a Mississippi corporation (the "Company"), and Claude Tully Hall (the "Executive").

       WHEREAS, the Company and the Executive entered into an agreement (the "Agreement") dated December 12, 1996 by authority of the Salary and Benefits Committee (the "Committee") of the Board of Directors of the Company, designed to foster the continuous employment of key personnel, align the Company's key executives' interests as closely as possible with those of its shareholders, and insure the attention of the Company's management to their responsibilities in the case of any Change in Control; and

       WHEREAS, the Company is being restructured (the "Restructuring") to qualify as a real estate investment trust ("REIT") and has already taken steps in furtherance of that objective, including a substantial distribution of earnings and profits effected by resolution of the Board of Directors adopted September 22, 1997; and

       WHEREAS, the Executive had been continuously employed with the Company for several years; and

       WHEREAS, in conjunction with the restructuring of the Company, the Executive's employment with the Company is being terminated and the Executive is to commence employment with Anderson-Tully Lumber Company ("New Employer");

       WHEREAS, it would not be equitable to negate the payments and benefits contemplated by the Agreement by reason of the Executive's employment by New Employer in connection with the restructuring or otherwise by the Restructuring, or to permit interference with the purpose of the Agreement in any way; and

       WHEREAS, the Company will derive economic benefit from the Executive's continued employment with New Employer; and

       WHEREAS, the Company desires to ensure that the Executive's termination of employment with the Company and continued employment with New Employer shall not be deemed to be a termination of employment for purposes of Section 5.1 of the Agreement; and

       WHEREAS, the Committee has authorized the execution and delivery of this Supplemental and Amending Agreement (this "Supplemental Agreement") making certain amendments and clarifications to give effect to the foregoing and to make certain clarifying revisions in the definition of "Cause";

       NOW, THEREFORE, in consideration of the premises, of the Agreement, and of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

       1.  DEFINED TERMS.  Terms defined in the Agreement are used herein in
           -------------
their defined meanings.

       2.  REVISION OF SECTION 5.1.  The first clause of Section 5.1 of the
           -----------------------
Agreement is hereby amended to read as follows:

           5.1  BASIC CALCULATION.  Upon the occurrence of a Change in Control,
                -----------------
       the Executive, if then employed by the Company or Anderson-Tully Lumber Company ("New Employer") or if Terminated by the Company or by New Employer without Cause in Anticipation of the Change of Control in question, shall receive in cash the amount computed under the following table:

       3.  NO OBLIGATION OF NEW EMPLOYER.  Nothing herein contained shall be
           -----------------------------
deemed to impose any obligation upon New Employer with respect to the employment of Executive or to impose any obligation whatsoever under the Agreement upon New

Employer or to make New Employer responsible for the performance of any of the obligations of the Company under the Agreement.

       4.  REVISION OF DEFINITION OF "TOTAL SHAREHOLDER CONSIDERATION PAID."
           ---------------------------------------------------------------
The final, unnumbered paragraph of Section 10.11 of the Agreement ("Total Shareholder Consideration Paid") is hereby amended to read as follows:

           In the case of any Change in Control falling within clauses (b) or
       (c) of the definition thereof in Section 10.3, at a time when the Company or any subsidiary of the Company is general partner of Anderson-Tully Veneers, L.P., a Mississippi limited partnership ("Partnership"), or where at any time during the Related Potential Change of Control the Company or such subsidiary was such general partner and in connection with such Change of Control any Person succeeds to the entirety or a substantial amount of the business or assets of, or the partnership interests in the Partnership, any consideration paid to or received, directly or indirectly, by the limited partners or assignees of partnership interests in the Partnership with respect thereto and the value of any retained assets of the Partnership shall also be taken into account, without duplication, as part of "Total Shareholder Consideration Paid." In the case of any Change in Control falling within clauses (b) or (c) of the definition thereof in Section 10.3, at a time when the Company has taken action looking towards its qualification as a REIT (whether or not it has actually so qualified) any distribution to shareholders (otherwise than a distribution by way of ordinary dividends reflecting current earnings for the current fiscal period or the immediately preceding fiscal period) made within 18 months next preceding the date of the Change in Control, shall also be taken into account, without duplication, as part of "Total Shareholder Consideration Paid." Without limiting the generality of the foregoing, the distribution of $100,000 per share paid to the stockholders of the Company by authority of the resolution of the Board adopted September 22, 1997, shall be so taken into account as part of the "Total Shareholder Consideration Paid" in respect of any Change of Control occurring within 18 months after such distribution.

       5.  REVISION OF DEFINITION OF "CAUSE."  Section 10.2 of the Agreement is
           --------------------------------
hereby amended: (i) by inserting in paragraph (b) thereof, before the final "; or" the following:

       ", or the participation by the Executive in any activity in opposition to or obstruction of a Potential Charge of Control or Change of Control which has been approved by the Board, or the engaging or attempting to engage in competition with the Company or the Partnership or any of their subsidiaries during the time of employment of the Executive, or within one year thereafter, including, without limitation, the direct or indirect hiring away or seeking to hire away of any employee or employees of the Company, the Partnership or any of their subsidiaries, whether such activities are conducted for the Executive's own account or for the account of any other Person."

and (ii) by adding the following paragraph at the end of such Section 10.2:

           "If a termination of employment is originally without Cause and thereafter Cause occurs or is discovered, the Company may give Executive notice that such termination is changed to a termination for Cause and upon the giving of such notice, such termination shall be deemed to have been for Cause, if such Cause in fact exists."

       6.  AGREEMENT NOT OTHERWISE AMENDED.  Except as expressly set forth
           -------------------------------
herein, all terms and conditions of the Agreement shall remain in full force and effect, and shall be applicable to the Agreement as amended by this Supplemental Agreement.

       IN WITNESS WHEREOF, the Company has caused this Supplemental Agreement to be executed by its officer, thereunto duly authorized, and Executive has executed this Agreement, all as of the day and year first above written.


ANDERSON-TULLY COMPANY



By /s/ Parnell S. Lewis, Jr.            /s/ Claude Tully Hall
  --------------------------------      ------------------------
  Parnell S. Lewis, Jr., President      Executive